Exhibit 99.1

 OneWater Marine Reaches Agreement to Acquire Taylor Marine Centers
Acquisition will further expand presence in the Mid-Atlantic U.S.

BUFORD, GA., August 24, 2022 – OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater” or “the Company”) announced today that it has reached an agreement to acquire Taylor Marine Centers, which will further expand the Company’s presence in the Mid-Atlantic U.S. and enhance new and pre-owned boat sales, finance, and parts and services offerings. The transaction is expected to close in the next 90 days.

“Taylor Marine Centers is another great addition to the OneWater family. This acquisition complements our recent acquisition of Norfolk Marine as we continue to expand our geographic presence in the Mid-Atlantic U.S. and integrate high-performing dealerships into our successful portfolio,” said Austin Singleton, Chief Executive Officer for OneWater. “The Van Rees family and crew at Taylor Marine Centers have an award-winning history of providing a premier selection of boating brands and best-in-class customer service, and we look forward to supporting them as they continue to expand their offering and exceed customer expectations.”

Taylor Marine Centers is a third-generation, family-owned and operated business that has been serving boaters in the Delmarva Peninsula for over 50 years. The Van Rees family has long-standing relationships with customers and premier boating brands including Boston Whaler, Grady White, Regal, and World Cat. Taylor Marine Centers generated approximately $29 million in sales over the past twelve months and offers premier service from its factory trained technicians at their two locations.

Dirk Van Rees, co-owner of Taylor Marine Centers, said, “We are thrilled to be joining the OneWater family. Our philosophy has always been to sell only the highest quality product, price competitively, and provide the highest level of customer satisfaction. With OneWater’s resources and expertise at our backs, we look forward to elevating our offering that keeps so many of our customers coming back.”

About OneWater Marine Inc.

OneWater Marine Inc. is one of the largest and fastest-growing premium marine retailers in the United States. OneWater operates a total of 96 retail locations, 10 distribution centers/warehouses and multiple online marketplaces in 20 different states, several of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, finance and insurance products, parts and accessories, maintenance, repair and other services.

Cautionary Statement Concerning Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management’s current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: effects of industry wide supply chain challenges and our ability to maintain adequate inventory, changes in demand for our products and services, the seasonality and volatility of the boat industry, our acquisition and business strategies, the inability to comply with the financial and other covenants and metrics in our credit facilities, cash flow and access to capital, effects of the COVID-19 pandemic and related governmental actions or restrictions on the Company’s business, risks related to the ability to realize the anticipated benefits of any proposed or recent acquisitions within the anticipated time frame if at all, including the risk that proposed or recent acquisitions will not be integrated successfully, the timing of development expenditures, and other risks.

More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 and in our subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from OneWater Marine’s website at www.onewatermarine.com under the “Investors” tab, and in other documents OneWater Marine files with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Investor or Media Contact:
Jack Ezzell
Chief Financial Officer
IR@OneWaterMarine.com